                                                                     EXHIBIT 4.7


================================================================================





              CONVERTIBLE PREFERRED SECURITIES GUARANTEE AGREEMENT





                          Titanium Metals Corporation





                         Dated as of November 20, 1996





================================================================================

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
                                   ARTICLE I

                        Definitions and Interpretation

SECTION 1.01.    Definitions and Interpretation . . . . . . . . . . . . . .  2


                                  ARTICLE II

                              Trust Indenture Act

SECTION 2.01.    Trust Indenture Act; Application . . . . . . . . . . . . .  6
SECTION 2.02.    Lists of Holders of Securities . . . . . . . . . . . . . .  6
SECTION 2.03.    Reports by the Guarantee Trustee . . . . . . . . . . . . .  6
SECTION 2.04.    Periodic Reports to the Guarantee Trustee  . . . . . . . .  7
SECTION 2.05.    Evidence of Compliance with Conditions Precedent . . . . .  7
SECTION 2.06.    Event of Default; Waiver . . . . . . . . . . . . . . . . .  7
SECTION 2.07.    Event of Default; Notice . . . . . . . . . . . . . . . . .  7
SECTION 2.08.    Conflicting Interests  . . . . . . . . . . . . . . . . . .  8


                                  ARTICLE III

                         Powers, Duties and Rights of
                             the Guarantee Trustee

SECTION 3.01.    Powers and Duties of the Guarantee Trustee . . . . . . . .  8
SECTION 3.02.    Certain Rights of the Guarantee Trustee  . . . . . . . . . 10
SECTION 3.03.    Not Responsible for Recitals or Issuance of Guarantee  . . 12

                                                                               2

                                                                            Page
                                                                            ----
                                  ARTICLE IV

                              Guarantee Trustee

SECTION 4.01.    Guarantee Trustee; Eligibility . . . . . . . . . . . . . . . 13
SECTION 4.02.    Appointment, Removal and Resignation of
                   Guarantee Trustees . . . . . . . . . . . . . . . . . . . . 13


                                   ARTICLE V

                                   Guarantee

SECTION 5.01.    Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 5.02.    Waiver of Notice and Demand  . . . . . . . . . . . . . . . . 15
SECTION 5.03.    Obligations Not Affected . . . . . . . . . . . . . . . . . . 15
SECTION 5.04.    Rights of Holders  . . . . . . . . . . . . . . . . . . . . . 16
SECTION 5.05.    Guarantee of Payment . . . . . . . . . . . . . . . . . . . . 17
SECTION 5.06.    Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 5.07.    Independent Obligations  . . . . . . . . . . . . . . . . . . 17
SECTION 5.08.    Conversion . . . . . . . . . . . . . . . . . . . . . . . . . 17


                                  ARTICLE VI

                      Limitation of Transactions; Ranking

SECTION 6.01.    Limitation of Transactions . . . . . . . . . . . . . . . . . 18
SECTION 6.02.    Ranking  . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                                  ARTICLE VII

                                  Termination

SECTION 7.1.     Termination  . . . . . . . . . . . . . . . . . . . . . . . . 19


                                 ARTICLE VIII

                                Indemnification

SECTION 8.01.    Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 8.02.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . 20

                                                                               3

                                                                            Page
                                                                            ----
                                  ARTICLE IX

                                Miscellaneous

SECTION 9.01.    Successors and Assigns . . . . . . . . . . . . . . . . . .  20
SECTION 9.02.    Amendments . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 9.03.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 9.04.    Benefit  . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 9.05.    Governing Law  . . . . . . . . . . . . . . . . . . . . . .  22

                                                                  EXECUTION COPY


                                  CONVERTIBLE PREFERRED SECURITIES GUARANTEE
                          AGREEMENT (this "Guarantee"), dated as of November 20, 1996, is executed and delivered by TITANIUM METALS CORPORATION, a Delaware corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Convertible Preferred Securities (as defined herein) of TIMET CAPITAL TRUST I, a Delaware statutory business trust (the "Trust").


                 WHEREAS pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 20, 1996, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof 3,500,000 convertible preferred securities having an aggregate liquidation amount of $175,000,000 (plus up to an additional 525,000 convertible preferred securities, having an aggregate liquidation amount of $26,250,000 to cover over- allotments), designated the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities
(BUCS) (the "Convertible Preferred Securities");

                 WHEREAS, as incentive for the Holders to purchase the Convertible Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to guarantee the obligations of the Trust to the Holders of the Convertible Preferred Securities on the terms and conditions set forth herein; and


                 NOW, THEREFORE, in consideration of the purchase by each Holder of Convertible Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         Definitions and Interpretation

                 SECTION 1.01. Definitions and Interpretation. As used in this Guarantee, unless the context otherwise requires:

                 (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

                 (b) terms defined in the Declaration as at the date hereof have the same meaning when used in this Guarantee unless otherwise defined in this Guarantee;

                 (c) a term defined anywhere in this Guarantee has the same meaning throughout;

                 (d) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                 (e) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

                 (f) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires;

                 (g) a reference to the singular includes the      plural and
         vice versa;

                 (h) a reference to any Person shall include its successors and assigns;

                 (i) a reference to any agreement or instrument shall mean such agreement or instrument, as supplemented, modified, amended, or amended and restated, and in effect from time to time; and

                 (j) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation.

                 "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereto.

                 "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

                 "Business Day" means any day other than a day on which banking institutions in The City of New York or in Chicago, Illinois are authorized or required by any applicable law or executive order to close.

                 "Corporate Trust Office" means the office of the Guarantee Trustee at which the global trust services business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                 "Covered Person" means any Holder or beneficial owner of Convertible Preferred Securities.

                 "Debentures" means the 6-5/8% Convertible Junior Subordinated Debentures due 2026 of the Guarantor held by the Property Trustee (as defined in the Declaration).

                 "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Convertible Preferred Securities, to the extent not paid or made by the Trust: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the redemption price with respect to any Convertible Preferred Securities called for redemption by the Trust (the "Redemption Price") to the extent the Trust has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Convertible Subordinated Debentures to the Holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities (as provided for in the Declaration)), the lesser of (a) the aggregate liquidation amount and all accrued and unpaid Distributions on the

Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders of Convertible Preferred Securities upon the liquidation of the Trust (in either case, the "Liquidation Distribution").

                 "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

                 "Holder" shall mean any holder, as registered on the books and records of the Trust, of Convertible Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Convertible Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                 "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                 "Indenture" means the Indenture dated as of November 20, 1996, among the Guarantor and The Chase Manhattan Bank, a New York banking corporation, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

                 "Indenture Trustee" means the Person acting as trustee under the Indenture, initially The Chase Manhattan Bank.

                 "Majority in liquidation amount of the Convertible Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Convertible Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount of all Convertible Preferred Securities.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

                 (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                 (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                 (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Responsible Officer", means, with respect to the Guarantee Trustee, any vice president, any assistant vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, any trust officer or assistant trust officer or any other officer in the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                              Trust Indenture Act

                 SECTION 2.01. Trust Indenture Act; Application. (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

                 (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                 SECTION 2.02. List of Holders of Securities. (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Convertible Preferred Securities ("List of Holders"). The List of Holders as of February 15 and August 15 of each year shall be provided five Business Days after such dates, and the List of Holders shall also be provided at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders, such List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. Notwithstanding the foregoing, the Guarantor shall not be obligated to provide such List of Holders at any time (x) the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or (y) all of the Convertible Preferred Securities are represented by one or more Global Securities (as defined in the Indenture). The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                 (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                 SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Convertible Preferred Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                 SECTION 2.04. Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                 SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                 SECTION 2.06. Event of Default; Waiver. The Holders of a Majority in liquidation amount of Convertible Preferred Securities may, by vote, on behalf of the Holders of all of the Convertible Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been permanently cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                 SECTION 2.07. Event of Default; Notice. (a) The Company will deliver to the Guarantee Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the material terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                 (b) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Convertible Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the Guarantee Trustee shall be fully protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Convertible Preferred Securities.

                 (c) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or unless a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge of such Event of Default.

                 SECTION 2.08. Conflicting Interests. The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III

                         Powers, Duties and Rights of
                             the Guarantee Trustee

                 SECTION 3.01.  Powers and Duties of the Guarantee Trustee.
(a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Convertible Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.04(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered in connection with the appointment of such Successor Guarantee Trustee.

                 (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this

Guarantee for the benefit of the Holders of the Convertible Preferred
Securities.

                 (c) The Guarantee Trustee, before the occurrence of any Event of Default and after all Events of Default that may have occurred have been cured or waived, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                 (i) prior to the occurrence of any Event of Default and after all such Events of Default that may have occurred have been cured or waived:

                          (A) the duties and obligations of the Guarantee
                 Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                          (B) in the absence of bad faith on the part of the
                 Guarantee Trustee, the Guarantee Trustee may conclusively rely, and shall be fully protected in relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the

                 Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

                 (ii) none of the Guarantee Trustee, its officers, directors, employees or agents shall be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

                 (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Convertible Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                 (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if (A) the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or (B) indemnity satisfactory to the Guarantee Trustee against such risk or liability is not reasonably assured to it.

                 SECTION 3.02. Certain Rights of the Guarantee Trustee. (a) Subject to the provisions of Section 3.01:

                 (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                 (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                 (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                 (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                 (v) The Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                 (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity satisfactory to the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                 (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. The Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Guarantee Trustee hereunder.

                 (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Convertible Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                 (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Convertible Preferred Securities (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                 (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

                 (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the

Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                 SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.


                                   ARTICLE IV

                               Guarantee Trustee

                 SECTION 4.01. Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

                 (i) not be an Affiliate of the Guarantor; and

                 (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the

Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

                 (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 SECTION 4.02. Appointment, Removal and Resignation of Guarantee Trustees. (a) So long as no default or Event of Default has occurred and is continuing, and subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor. The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until the removal or resignation of the Guarantee Trustee.

                 (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee.

                 (c) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                 (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the resigning or removed Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                 (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                 (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.02, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                 (g) No appointment of any Successor Guarantee Trustee shall be effective until all amounts not subject to a good faith dispute which are known to be owed to the Guarantee Trustee and which are then due have been paid; provided that upon such payment, within five Business Days of a request by the Company, the Guarantee Trustee shall certify that all such amounts have been paid, and that a Successor Guarantee Trustee may be appointed.


                                   ARTICLE V

                                   Guarantee

                 SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, the Guarantee Payments, without duplication. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

                 SECTION 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                 SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the

Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Convertible Preferred Securities to be performed or observed by the Trust;

                 (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Convertible Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Convertible Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                 (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Convertible Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                 (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                 (e) any invalidity of, or defect or deficiency in, the Convertible Preferred Securities;

                 (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this

         Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                 There shall be no obligation of the Holders or any other Persons to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                 SECTION 5.04. Rights of Holders. (a) The Holders of a Majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                 (b) If an Event of Default with respect to the Debentures (an "Indenture Event of Default"), constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable has occurred and is continuing, then a Holder of Convertible Preferred Securities may directly, at any time, institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such Holder on or after the respective due date specified in the Debentures. The Holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless the Property Trustee (as defined in the Indenture) fails to do so.

                 SECTION 5.05. Guarantee of Payment. This Guarantee creates a guarantee of payment and not of collection.

                 SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all, if any, rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                 SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Convertible Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g) inclusive, of Section 5.03 hereof.

                 SECTION 5.08. Conversion. The Guarantor acknowledges its obligation to issue and deliver common stock of the Guarantor upon the conversion of the Convertible Preferred Securities.


                                   ARTICLE VI

                      Limitation of Transactions; Ranking

                 SECTION 6.01. Limitation of Transactions. So long as any Convertible Preferred Securities remain outstanding, if (x) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such extension shall be continuing, (y) there shall have occurred any event of default under this Guarantee or (z) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then the Guarantor agrees (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of common stock, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock or (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities of the Guarantor (including guarantees) that rank pari passu with or junior to the Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to this Guarantee).

                 SECTION 6.02. Ranking. (a) This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior to all other liabilities of the Guarantor except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or preferred securities of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                 (b) The holders of any obligations of the Guarantor that are senior in priority to the obligations under this Guarantee will be entitled to all of the rights inuring to the holders of "Senior Indebtedness" under Article 12 of the Indenture, and the Holders of the Convertible Preferred Securities will be subject to all of the terms and conditions of such Article 12 with respect to any claims or rights hereunder with the same effect as though fully set forth herein.


                                  ARTICLE VII

                                  Termination

                 SECTION 7.01. Termination. This Guarantee will terminate as to each Holder upon (i) full payment of the Redemption Price of all Convertible Preferred Securities; or (ii) distribution of the Debentures held by the Trust to the Holders; or (iii) liquidation of the Trust, or (iv) upon the distribution of Guarantor's common stock to such Holder in respect of conversion of such Holder's Convertible Preferred Securities into common stock of the Guarantor. This Guarantee also will terminate completely upon full payment of the amounts payable in accordance with the Declaration of the Trust. This Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under such Convertible Preferred Securities or under this Guarantee.


                                  ARTICLE VIII

                                Indemnification

                 SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or wilful misconduct with respect to such acts or omissions.

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Convertible Preferred Securities might properly be paid.

                 SECTION 8.02. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this
Section 8.02 shall survive the termination of this Guarantee.


                                   ARTICLE IX

                                 Miscellaneous

                 SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers and trustees of the Guarantor and shall inure to the benefit of the Holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity as described in the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Guarantee without the prior approval of the Holders of at least a Majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

                 SECTION 9.02. Amendments. Except with respect to any changes that do not adversely affect the rights of Holders (in which case no vote will be required), this Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of all the outstanding Convertible Preferred Securities. The provisions of Section 11.02 of the Declaration with respect to meetings of Holders of the Convertible Preferred Securities apply to the giving of such approval.

                 SECTION 9.03. Notices. All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by registered or certified mail, as follows:

                 (a) if given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Convertible Preferred Securities):

                 The Chase Manhattan Bank
                 450 West 33rd Street (15th Floor)
                 New York, NY 10001

                 Attention of: Vice President, Global
                               Trust Services

                 (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Convertible Preferred Securities):

                 Titanium Metals Corporation
                 1999 Broadway (Suite 4300)
                 Denver, Colorado 80202

                 Attention of: General Counsel

                 (c) if given to any Holder at the address set forth on the books and records of the Trust.

                 All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.


                 SECTION 9.04. Benefit. This Guarantee is solely for the benefit of the Holders of the Convertible Preferred Securities and, subject to
Section 3.01(a), is not separately transferable from the Convertible Preferred Securities.

                 SECTION 9.05. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS.


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            TITANIUM METALS CORPORATION,
                                            as Guarantor,


                                            By
                                              -------------------------------
                                              Name:
                                              Title:


                                            THE CHASE MANHATTAN BANK, as
                                            Guarantee Trustee,


                                            By
                                              -------------------------------
                                              Name:
                                              Title: